PLAN AND AGREEMENT OF MERGER

THIS PLAN AND AGREEMENT OF MERGER (hereinafter referred to as this "Agreement") dated as of September 30, 2006 is made and entered into by and between LFG International, Inc., a Nevada corporation ("LFG") and NanoJet Corporation., a Nevada corporation ("NanoJet").

W-I-T-N-E-S-S-E-T-H:

WHEREAS, LFG is a corporation organized and existing under the laws of the State of Nevada and is a public reporting corporation; and

WHEREAS, NanoJet is a private corporation and existing under the laws of the State of Nevada;

NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that NanoJet shall be merged into LFG (the "Merger") upon the terms and conditions hereinafter set forth.

ARTICLE I

Merger

1.01 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Date (as defined in Section l.02), NanoJet shall be merged with and into LFG in accordance with the General Corporation Law of the State of Nevada ("NRS"), whereupon the separate existence of NanoJet shall cease and LFG shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the state of Nevada. From and after the Effective Time, the status, rights and liabilities of, and the effect of the Merger on, each of the corporations which is a party to the Merger and the Surviving Corporation shall be as provided in the NRS.

1.02. Filing of Certificate of Merger; Effective Time.  As soon as practicable after the satisfaction of the conditions to the consummation of the Merger set forth herein, or waiver thereof, LFG and NanoJet will deliver for filing, or cause to be delivered for filing, with the Secretary of the State of Nevada a duly executed Articles of Merger as required by the NRS to effect the Merger. The Merger shall become effective on the date and time when the Articles of Merger has been filed with the Secretary of the State of Nevada. The date and time of such effectiveness is herein referred to as the "Effective Date".

ARTICLE II

Certificate of Incorporation of LFG

The Certificate of Incorporation of LFG as in effect on the date hereof shall be the Certificate of Incorporation of LFG on the Effective Date without change unless and until amended in accordance with applicable law.

ARTICLE III

Bylaws of LFG; Board of Directors

The Bylaws of LFG in effect on the date hereof shall not be changed, amended or modified without the unanimous consent of the Board of Directors and in accordance with applicable law.

ARTICLE IV

Effect of Merger on Stock of Constituent Corporation

4.01 On the Effective Date, (i) all outstanding shares of NanoJet common stock, $.001 par value ("NanoJet Common Stock") shall be converted into forty million two thousand five hundred (40,502,500) shares of LFG stock ("LFG Stock"), so that upon the Merger, the NanoJet shareholders (the "Sellers") shall own 99% of the fully diluted stock of LFG, except for those shares of NanoJet Common Stock with respect to which the holders thereof duly exercise their dissenters' rights under Nevada law, (ii) any fractional NanoJet Common Stock interests to which a holder of NanoJet Common Stock would be entitled will be canceled with the holder thereof being entitled to the next highest number of shares of NanoJet Common Stock which is canceled and (iii) each outstanding share of NanoJet Common Stock shall be retired and canceled.

4.02 All options and rights to acquire NanoJet Common Stock under or pursuant to any options or warrants which are outstanding on the Effective Date of the Merger will automatically be converted into equivalent options and rights to purchase that whole number of shares of LFG Stock into which the number of shares of NanoJet Common Stock subject to such options or warrants immediately prior to the Effective Date would have been converted in the merger had such rights been exercised immediately prior thereto (with any fractional piece of LFG Stock interest resulting from the exercise being adjusted to the next highest whole share such holder would have received for any such fraction in the merger had he exercised such warrants or options immediately prior to the Merger). The option price per share of NanoJet Common Stock shall be the option price per share of LFG Stock in effect prior to the Effective Date. All plans or agreements of NanoJet under which such options and rights are granted or issued shall be continued and assumed by LFG unless and until amended or terminated in accordance with their respective terms.

4.03             (a) LFG shall act as exchange agent in the Merger.

(b) Prior to, or as soon as practicable, after the Effective Date, LFG shall mail to each person who was, at the time of mailing or at the Effective Date, a holder of record of issued and outstanding NanoJet Common Stock (i) a form letter of transmittal and (ii) instructions for effecting the surrender of the certificate or certificates, which immediately prior to the Effective Date represented issued and outstanding shares of NanoJet Common Stock ("NanoJet Certificates"), in exchange for certificates representing LFG Stock. Upon surrender of a NanoJet Certificate for cancellation to LFG, together with a duly executed letter of transmittal, the holder of such NanoJet Certificate shall subject to paragraph (f) of this section 4.03 be entitled to receive in exchange therefor a certificate representing that number of shares of LFG Stock into which NanoJet Common Stock theretofore represented by the NanoJet Certificate so surrendered shall have been converted pursuant to the provisions of this Article IV; and the NanoJet Certificate so surrendered shall forthwith be canceled.

(c) No dividends or other distributions declared after the Effective Date with respect to LFG Stock and payable to holders of record thereof after the Effective Date shall be paid to the holder of any unsurrendered NanoJet Certificate with respect to LFG Stock which by virtue of the Merger are represented thereby, nor shall such holder be entitled to exercise any right as a holder of LFG Stock until such holder shall surrender such NanoJet Certificate. Subject to the effect, if any, of applicable law and except as otherwise provided in paragraph (f) of this Section 4.03, after the subsequent surrender and exchange of a NanoJet Certificate, the holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which became payable prior to such surrender and exchange with respect to LFG Stock represented by such NanoJet Certificate.

(d) If any stock certificate representing LFG Stock is to be issued in a name other than that in which the NanoJet Certificate surrendered with respect thereto is registered, it shall be a condition of such issuance that the NanoJet Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance to a person other than the registered holder of the NanoJet Certificate surrendered or shall establish to the satisfaction of LFG that such tax has been paid or is not applicable.

(e) After the Effective Date, there shall be no further registration of transfers on the stock transfer books of NanoJet of the Shares of NanoJet Common Stock, or of any other shares of stock of NanoJet, which were outstanding immediately prior to the Effective Date. If after the Effective Date certificates representing such shares are presented to NanoJet they shall be canceled and, in the case of NanoJet Certificates, exchanged for certificates representing LFG Stock as provided in this Article IV.

(f) No certificates or scrip representing fractional LFG shall be issued upon the surrender for exchange of NanoJet Certificates. In lieu thereof, the Exchange Agent shall issue to each holder of NanoJet Common Stock a whole share of LFG Stock.

ARTICLE V

Corporate Existence and Liabilities of NanoJet

5.01 On the Effective Date the separate existence of NanoJet shall cease. NanoJet shall be merged with and into LFG in accordance with the provisions of this Agreement. Thereafter, LFG shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement and all and singular; the rights, privileges, powers and franchises of NanoJet and LFG, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in LFG; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter and effectually the property of LFG, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in NanoJet and LFG or either of them, shall not revert to or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities, shall thenceforth attach to LFG, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

5.02 NanoJet agrees that it will execute and deliver, or cause to be executed and delivered, all such deeds, assignments and other instruments, and will take or cause to be taken such further or other action as LFG may deem necessary or desirable in order to vest in and confirm to LFG title to and possession of all the property, rights, privileges, immunities, powers, purposes and franchises, and all and every other interest, of NanoJet and otherwise to carry out the intent and purposes of this Agreement.

ARTICLE VI

Officers and Directors of LFG

6.01 The directors and officers of LFG at and as of the Effective Date shall be as follows:

Name                                         Title

Lyle Durham                              Vice President

Ken Martin                                 CEO

ARTICLE VII

Approval by Shareholders; Amendment; Effective Date

7.01 This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of shareholders in accordance with applicable Nevada law and are subject to approval by the requisite vote of the board of directors of LFG in accordance with applicable Nevada law. As promptly as practicable after approval of this Agreement by shareholders and directors in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Merger and shall cause such documents to be filed with the Secretary of State of Nevada and the Secretary of State of Nevada, respectively, in accordance with the laws of the States of Nevada and Nevada respectively. The Effective Date of the Merger shall be the date on which the Merger becomes effective under the laws of Nevada or the date on which the Merger becomes effective under the laws of Nevada, whichever occurs later.

7.02 The Boards of Directors of NanoJet and LFG may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the merger by the shareholders of NanoJet shall not (1) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the NanoJet Common Stock (2) alter or change any term of the Certificate of Incorporation of LFG, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of NanoJet Common Stock, or LFG Common Stock.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES OF NANOJET

NanoJet represents and warrants to LFG that:

8.01.  Corporate Existence and Power. NanoJet is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power, authority and legal right to conduct businesses as they are now being conducted and to own the properties and assets they now own. NanoJet is duly qualified or licensed to do business as a foreign corporation and are in good standing in every jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

8.02.  Corporate Authorization.  Subject to obtaining the shareholder approval required under the NRS (a) NanoJet has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, (b) the Board of Directors of NanoJet has taken all action required by law, its Articles of Incorporation and By-Laws or otherwise to authorize the execution and delivery by NanoJet of this Agreement and the performance by NanoJet of the transactions contemplated hereby, (c) this Agreement has been duly and validly executed and delivered by NanoJet and no other corporate action is necessary in connection therewith, and (d) this Agreement is a valid and binding agreement of NanoJet enforceable against NanoJet in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

8.03.  Consents and Approvals of Government Authorities. Except the filing and recordation of a Certificate of Merger as required by the NRS, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, United States or foreign, is required in connection with the execution, delivery and performance of this Agreement by NanoJet and the consummation of the transactions contemplated hereby.

8.04.  No Violation. The execution, delivery and performance of this Agreement by NanoJet (a) will not violate NanoJet's Articles of Incorporation or By-Laws, (b) will not violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) (a "Default") under, or result in the termination of or accelerate the performance required by, or result in the creation or imposition of any security interest, lien or other encumbrance upon, any material properties or assets of NanoJet under, any debt, obligation, contract, lease, commitment, license, permit or other agreement to which NanoJet is a party or by which it is bound or to which it is subject, nor result in the loss of any rights by NanoJet, and (c) will not violate any law, judgment, decree, order, regulation or rule of any court or governmental authority.

8.05 Litigation. There are no actions, suits, proceedings or investigations pending against or, to the knowledge of NanoJet, threatened against NanoJet or any of the NanoJet Subsidiaries, before any court or arbitrator or any governmental body, agency or official, and NanoJet does not know or have reason to know of any basis for any such action, suit, proceeding, investigation or claim.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF LFG

LFG represents and warrants to NanoJet that:

9.01.  Corporate Existence and Power. LFG is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power, authority and legal right to conduct businesses as they are now being conducted and to own the properties and assets they now own. LFG is duly qualified or licensed to do business as a foreign corporation and are in good standing in every jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

9.02.  Corporate Authorization.  Subject to obtaining the shareholder approval required under the NRS (a) LFG has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, (b) the Board of Directors of LFG has taken all action required by law, its Articles of Incorporation and By-Laws or otherwise to authorize the execution and delivery by LFG of this Agreement and the performance by LFG of the transactions contemplated hereby, (c) this Agreement has been duly and validly executed and delivered by LFG and no other corporate action is necessary in connection therewith, and (d) this Agreement is a valid and binding agreement of LFG enforceable against LFG in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

9.03.  Consents and Approvals of Government Authorities. Except for (a) for the requirements of (a) the Exchange Act, (b) the Securities Act (c) applicable state securities laws, and (d) the filing and recordation of a Certificate of Merger as required by the NRS, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, United States or foreign, is required in connection with the execution, delivery and performance of this Agreement by LFG and the consummation of the transactions contemplated hereby.

9.04.  No Violation. The execution, delivery and performance of this Agreement by LFG (a) will not violate NanoJet's Articles of Incorporation or By-Laws, (b) will not violate, or be in conflict with, or constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) (a "Default") under, or result in the termination of or accelerate the performance required by, or result in the creation or imposition of any security interest, lien or other encumbrance upon, any material properties or assets of LFG under, any debt, obligation, contract, lease, commitment, license, permit or other agreement to which LFG is a party or by which it is bound or to which it is subject, nor result in the loss of any rights by NanoJet, and (c) will not violate any law, judgment, decree, order, regulation or rule of any court or governmental authority.

9.05.  Validity of LFG Stock to be Issued. The LFG Stock to be issued pursuant to the Merger will, upon issuance, be validly issued, fully paid and nonassessable.

9.06. Capitalization of LFG.  The authorized capital stock of LFG consists of 1,000,000,000 shares of Common Stock, par value $.001 per share. As of the date hereof, there are issued and outstanding 217,133 shares of LFG Common Stock. As of the Effective Date and including the Merger, there will be 40,719,633 shares of LFG Common Stock issued and outstanding, including shares issuable under this agreement. All issued and outstanding shares of LFG Stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no other outstanding shares of, no securities convertible into or exchangeable for, no options or other rights (including any pre-emptive rights) to acquire from LFG, and no other contracts, understandings, arrangements or obligations (whether or not contingent) providing for the issuance or sale by LFG, directly or indirectly, of any capital stock or other equity or debt security of LFG, other than pursuant to this Agreement. There are no outstanding contractual obligations of LFG or any LFG subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of LFG Stock or other securities issued by LFG. No holder of any securities of LFG has any registration rights with respect thereto and no holder of any shares of capital stock or ownership interest of LFG is entitled to any dividend or distribution in respect of such capital stock. There are no shares of any class or series of capital stock of LFG which are currently held by LFG as treasury shares.

9.07. SEC Filings.  LFG has previously delivered to NanoJet the following (collectively, the "LFG Filings"): (a) its annual report on Form 10-K for the year ended 2005, (b) its proxy statements relating to LFG's meetings of shareholders (whether annual or special) held since March 2003, (c) all of its other reports or registration statements filed with the SEC since March 2003 (including but not limited to quarterly reports on Form 10-Q, current reports on Form 8-K, beneficial ownership reports on Forms 3 and 4, and registrations under Section 12(g)), (d) all amendments and supplements to the foregoing, and (e) all Schedule 13D's and amendments thereto received by LFG. Each of the LFG Filings, (i) has been timely filed, subject to any allowable extensions, (ii) was prepared in all material respects in accordance with the requirements of the Securities Act of Exchange Act, as the case may be, and the Rules and Regulations thereunder and (iii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The LFG Filings constitute all of the documents required to be filed with the SEC as of the date hereof.

9.08. No Material Adverse Change.  Since March 2003, there has been no material adverse change in the consolidated financial position, business, operations, consolidated results of operations or prospects of LFG and LFG Subsidiaries taken as a whole, from that reflected in the LFG Audited Financial Statements.

9.09 Litigation.  The Company is currently has no pending or threatened litigation:.

ARTICLE X

CONDITIONS TO LFG'S OBLIGATION

TO MAKE THE MERGER EFFECTIVE

The obligations of LFG to cause the Merger to become effective are subject to the satisfaction, at or before the Effective Date, of each of the following conditions, all or any of which may be waived by LFG in whole or in part:

10.01. Representations and Warranties True; Full Performance. The representations and warranties of NanoJet contained herein, and in the written disclosures heretofore provided by NanoJet to LFG in writing, and in all certificates and other documents delivered by NanoJet to LFG pursuant hereto or in connection with the transactions contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Effective Date as though such representations and warranties were made at and as of such date and time. NanoJet shall have fully performed and complied in all material respects with all obligations, covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Effective Date, except as otherwise permitted by this Agreement, and shall have delivered to LFG a certificate of NanoJet dated as of the Effective Time, signed by the President and Treasurer of NanoJet and certifying in such detail as LFG may reasonably request the fulfillment of the conditions set forth in this Section and the taking of all corporate action required to perform all transactions contemplated by this Agreement.

10.02. Approval of NanoJet Shareholders; Appraisal Rights. The approval of the shareholders of NanoJet of the NanoJet Proposal, shall be obtained on prior to the Effective Date and the holders of no more than 10% of each class or series of NanoJet Stock shall have elected to exercise appraisal rights under the NRS.

10.03. Regulatory Approvals; Litigation. All permits and consents required by federal and state securities laws shall have been obtained. No legal proceeding by any person shall have been instituted which questions the validity or legality of the transactions contemplated hereby, nor shall any court order or decree have been issued enjoining the transactions contemplated hereby.

10.04. Material Adverse Changes. No material adverse change shall have occurred in the business, financial position, results of operations, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, operations or prospects of NanoJet or NanoJet Subsidiary since the date of this Agreement, nor shall any event or events have occurred which may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, operations or prospects of NanoJet.

10.06. Consents Under Agreements. NanoJet shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by LFG pursuant to the Merger to any obligation, right or interest of NanoJet under any contract, agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable option of LFG, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations, operations or prospects of NanoJet or LFG upon the consummation of the Merger.

ARTICLE XI

CONDITIONS TO NANOJET'S OBLIGATION TO

MAKE THE MERGER EFFECTIVE

The obligation of NanoJet to cause the Merger to become effective is subject to the satisfaction, on or before the Effective Date, of each of the following conditions, all or any of which may be waived by NanoJet in whole or in part:

11.01. Representations and Warranties True. The representations and warranties of LFG contained herein and in the Schedules, and in the disclosures heretofore provided by LFG to NanoJet in writing, and in all certificates and other documents delivered by LFG to NanoJet pursuant hereto or in connection with the transaction contemplated hereby shall be in all material respects true and accurate as of the date when made and at and as of the Effective Date as through such representations and warranties were made at and as of such date and time, LFG shall have fully performed and complied in all material respects with all obligations required by this Agreement to be performed or complied with by them at or prior to the Effective Date, except as otherwise permitted by this Agreement, and shall have delivered to NanoJet certificates of LFG dated as of the Effective Date, signed by the respective President and Treasurer of each of LFG and certifying in such detail as NanoJet may reasonably request the fulfillment of the conditions set forth in this Section and the taking of all corporate action required to perform all the transactions contemplated by this Agreement.

11.02. Performance. LFG shall each have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Effective Date.

11.03. Approval of NANOJET Shareholders. The approval of the shareholders of NanoJet of the NanoJet Proposal, shall have been obtained by the Effective Date.

11.04. Regulatory Approvals; Litigation. All permits and consents required by state securities laws shall have been obtained. No legal proceeding by any person shall have been instituted which questions the validity or legality of the transactions contemplated hereby, nor shall any court order or decree have been issued enjoining the transactions contemplated hereby.

11.05. Material Adverse Changes. No material adverse change shall have occurred in the business, financial position, results of operations, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, operations or prospects of LFG and the LFG Subsidiaries, taken as a whole, since the date of this Agreement, nor shall any event or events have occurred which may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, operations or prospects of LFG and the LFG Subsidiaries, taken as a whole.

11.06. Opinion of LFG Counsel. LFG shall have delivered to NanoJet an opinion of counsel to LFG, dated the Effective Date, in the form reasonably acceptable to NanoJet and its counsel. Such counsel shall be entitled to rely on opinions of other counsel and certificates of governmental officials and/or officers of LFG and LFG Subsidiaries.

ARTICLE XII

ADDITIONAL CONDITIONS TO THE MERGER

12.01. Conditions to the Obligations of Each Party. The obligations of each party to consummate the Merger are subject to the satisfaction of the following conditions:

(i) there shall not be any statute, rule or regulation, which makes consummation of the Merger or performance of any of the transactions contemplated hereby illegal or otherwise prohibited, or any order, decree, injunction or judgment enjoining consummation of the Merger or performance of such transaction; and

(ii) the issuance of the LFG Stock to be issued in exchange for NanoJet Stock pursuant to the Merger shall have received all federal and state authorizations necessary to carry out the transactions contemplated thereby.

12.02 Employment Agreements and Stock Options. There are no employment agreements or issued stock options as of the date of the Merger.

12.02. Designee to LFG Board of Directors. The following individuals will be appointed to the Board of Directors of LFG: Ken Martin, Harold Hartz, Lin Xiao, William Hitsman.

12.06. Restrictions on Transfer of Shares. All Shareholders of NanoJet will receive stock of LFG that contains restrictions on transfer. The transfer of these shares received by the shareholders of NanoJet may not be transferred or sold without either a registration covering those shares, or pursuant or an exemption from registration.

ARTICLE XIII

TERMINATION

13.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date (whether before or after approval of this Agreement by the shareholders of NanoJet):

(a) by mutual written consent of NanoJet and LFG;

(b) by either NanoJet or LFG, if the Merger has not been consummated by December 31, 2006;

(c) by either NanoJet or LFG if there shall be any statute, rule or regulation which makes consummation of the Merger illegal or otherwise prohibited or any order, decree, injunction or judgment enjoining LFG or NanoJet from consummating the Merger and such order, decree, injunction or judgment shall have become final and non-appealable;

(d) by LFG upon the occurrence of any event that would result in a failure of any of the conditions set forth in Article X and XII hereof; or

(e) by NanoJet upon the occurrence of any event that would result in a failure of any of the conditions set forth in Articles XI and XII hereof; or

13.02. Effect of Termination. If this Agreement is terminated pursuant to this Section, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

ARTICLE XIV

CLOSING

14.01. Closing. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned, a closing will be held following the satisfaction or waiver of the conditions specified in Articles X, XI and XII, at the offices of NanoJet or at such other place as the parties shall agree.

ARTICLE XV

MISCELLANEOUS

15.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex or similar writing) and shall be given:

If to NanoJet to:

Ken Martin

8554 122nd Ave. NE Suite 257

Kirkland, WA 98033

If to LFG to:

Lyle Durham

15321 Main Street, Suite 102

PO Box 5000, PMB 152

Duvall, WA 98019

or such other address as such party may hereafter specify by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when the appropriate answer back is received or (b) if given by any other means, when delivered at the address specified in this Section.

15.02. Survival of Representations and Warranties. The representations and warranties contained herein shall terminate at the Effective Date. This Section shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Date.

15.03. Waivers. At any time prior to the Effective Date, LFG, on the one hand, and NanoJet, on the other hand, may (a) extend the time for the performance of any agreement of another party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto or (c), waive compliance with any agreement or condition contained herein. Any agreement on the part of any party to any such extension or waiver shall be effective only if set forth in a writing signed on behalf of such party and delivered to the other parties.

15.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign or otherwise transfer any of its rights or obligations under this Agreement without the consent of each of the other parties hereto. This Agreement shall be binding upon and is solely for the benefit of each of the parties hereto and their respective successors and assigns, and nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

15.05. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed entirely therein.

15.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same force and effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.

15.07. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, contains all of the terms, conditions, representations and warranties agreed upon by the parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, all as of the day and year first above written.

LFG INTERNATIONAL, INC.

A Nevada Corporation

/s/ Lyle Durham

By: Lyle Durham

President & CEO

NANOJET CORPORATION

A Nevada Corporation

/s/ Ken Martin

By:   Ken Martin

President & CEO